Exhibit 99.1

SUI Group Reports First Quarter 2026 Financial and Operating Results

Total SUI Holdings of 108,728,129 Million (Including Digital Asset Loans) as of May 4, 2026

Executive Team to Host Conference Call Today at 5:00 p.m. ET

WAYZATA, MN, May 7, 2026 – Sui Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced its financial and operating results for the first quarter ended March 31, 2026, along with an update on its SUI treasury strategy.

“We believe Sui is emerging as a foundational layer for the next generation of digital infrastructure, where finance, commerce, and intelligent systems increasingly converge,” said Stephen Mackintosh, Chief Investment Officer of SUI Group. “Sui’s architecture, defined by high throughput, parallel execution, and sub-second finality, positions the network to support scalable financial applications as well as the growing demands of agentic AI, where autonomous systems require real-time coordination and settlement on-chain. To further align our business with the continued growth of the Sui ecosystem, we expanded our presence during the first quarter through initiatives such as the eSui Dollar (suiUSDe) and related yield-generating deployments, which we believe will serve as durable on-chain cash flow primitives. As we look ahead, we remain focused on increasing SUI-per-share and evaluating high-conviction opportunities to scale our platform across the ecosystem, reinforcing SUI Group as a leader in digital asset innovation.”

Operational and Treasury Highlights
•	Deployed $10 million of newly minted eSui Dollar (suiUSDe)
•	Scaled SUI Group’s treasury to 108,728,129 SUI (including 2,961,550 SUI loan receivables) as of May 4, 2026.
•	Substantially all of the Company’s SUI is being staked, earning an approximate 1.8% yield. The current estimated daily yield is approximately 5,200 SUI.

Marius Barnett, Chairman of the Board, added, “SUI Group is executing a differentiated strategy centered on building an institutional-grade digital asset treasury platform anchored to the growth of the Sui ecosystem. Since initiating this strategy, we have accumulated and activated SUI through disciplined capital allocation, with the objective of maximizing SUI per share while supporting the network’s long-term development. As we look ahead, our priority is to further align our platform with the increasing utility and adoption of Sui by scaling liquidity, strengthening institutional access points, and selectively deploying capital into high-impact ecosystem opportunities, reinforcing our role as a long-term strategic participant in the Sui network and driving durable value for shareholders.”

Q1 2026 Financial Summary (vs. Q1 2025)
Highlights from the Company’s results for the first quarter of 2026 from its SUI treasury, as well as its legacy commercial short-term non-bank lending and specialty finance business, were as follows:

•
Total Adjusted Revenue: Total adjusted revenue including investment and other income for the first quarter of 2026 increased to $1.4 million compared to approximately $778 thousand in the first quarter of 2025. This increase was primarily driven by the generation of staking revenue and digital lending interest income from its SUI digital asset treasury strategy which had not yet commenced in the first quarter of 2025.

•
Loss on Digital Assets: The Company’s first quarter 2026 results include approximately $53.5 million of non-cash losses on digital assets and receivables, comprised of $18.6 million in unrealized losses and $34.9 million in realized losses. The unrealized loss reflects mark-to-market adjustments driven primarily by a decline in the price of SUI during the period. The realized loss relates to the transfer of SUI tokens to Galaxy Digital, in its capacity as SUI Group’s asset manager, resulting in derecognition of the assets and recognition of the difference between carrying value and fair value at the time of transfer. These U.S. GAAP-required accounting treatments reflect changes in estimated fair value and strategic deployment of digital assets and do not represent an actual cash outflow or impact the Company’s liquidity.

•
Net Income (Loss): Net loss for the first quarter of 2026 was $71.0 million or $(0.88) per diluted share, compared to net income of approximately $452 thousand or $0.07 per diluted share in the first quarter of 2025.

Conference Call and Webcast Details
The Company will conduct a conference call today, May 7, 2026, at 5:00 p.m. Eastern time to discuss its financial and operating results for the first quarter ended March 31, 2026.

SUI Group’s executive team will host the conference call, followed by a question-and-answer session.

Date: Thursday, May 7, 2026
Time: 5:00 p.m. ET
Toll-free dial-in number: (877) 407-6176
International dial-in number: (201) 689-8451
Webcast: SUIG's Q1 2026 Earnings Conference Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.SUIG.io.

About Sui Group Holdings Limited
SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Non-GAAP Financial Information
This press release includes certain non‑GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non‑GAAP financial measures include, but are not limited to, operating expenses excluding stock‑based compensation and unrealized and realized losses on digital assets and receivables, and references to non‑cash losses on digital assets.

Sui Group uses these non‑GAAP financial measures to supplement its GAAP results in order to provide investors with additional insight into the Company’s operating performance and cost structure, and to facilitate comparisons across reporting periods. Management believes these non‑GAAP measures are useful to investors because they exclude certain items that may be highly variable, non‑recurring or not reflective of the Company’s core operating activities during the period, including significant non‑cash items resulting from required fair‑value accounting for digital assets and stock‑based compensation.

These non‑GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The principal limitation of these non‑GAAP measures is that they exclude expenses and losses that are required to be recorded under GAAP and that may have a material impact on the Company’s financial results. In addition, other companies, including companies in the digital asset and financial services industries, may calculate similarly titled non‑GAAP measures differently, which limits their usefulness for comparative purposes.

To compensate for these limitations, Sui Group encourages investors to review the Company’s non‑GAAP financial measures together with the most directly comparable GAAP financial measures, which are presented in the table below.

(in $million)	March 31, 2026	March 31, 2025
Total Revenue	$0.6	$0.8
Add: investment income	0.7	-
Other income	0.1
Total Adjusted Revenue	1.4	0.8

Forward Looking Statements
This press release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Sean Mansouri, CFA or Aaron D’Souza
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com